Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42133 and Post-Effective Amendment No. 1 to Registration No. 333-42133) of Ingersoll-Rand Company Limited of our report dated June 28, 2011 relating to the financial statements of Ingersoll-Rand Retirement Savings Plan for Participating Affiliates in Puerto Rico, which appears in this Form 11-K.

/s/ Cherry, Bekaert & Holland, L.L.P.

Charlotte, North Carolina

June 28, 2011